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                                                                   Exhibit 10.31



        INFORMATION DENOTED BY [*] HEREIN HAS BEEN OMITTED PURSUANT TO A
       REQUEST FOR CONFIDENTIAL TREATMENT. THIS INFORMATION HAS BEEN FILED
             SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                LICENSE AGREEMENT

                  This Agreement effective the 9th day of March 2000 is by and between Henry B. Freedman, an individual having an address of Box 2413, Springfield, Virginia 22152 (hereinafter "Licensor"); and printCafe, Inc., a Delaware corporation, having a place of business at 40 24th Street, 5th Floor, Pittsburgh, Pennsylvania 15222 (hereinafter" Licensee") (collectively, the "Parties").

         Recitals
                  WHEREAS, Licensor is the owner of the Licensed Patent; and

                  WHEREAS, Licensee is desirous of acquiring from Licensor a non-exclusive license under the Licensed Patent; and

                  NOW, THEREFORE, for and in consideration of the foregoing premises and of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, covenant and agree as follows:

         Definition
                  As used herein the term "Licensed Patent" shall mean U.S. Patent No. 4,839,829 entitled Automated Printing Control System (hereinafter "the '829 Patent") and all divisionals, continuations, continuations-in-part, reissues, reexaminations, and/or extensions thereof including all foreign counterparts of the foregoing, and all other patents and/or patent applications that have been or shall be filed and/or issued in the United States and all foreign countries on any of the improvements included in the '829 Patent.

         Article I - Grant of License

                  A. Licensor hereby grants to Licensee under the terms and conditions hereinafter stated (i) a non-exclusive right and license to make, advertise, have made, use and import into the United States systems (which may include hardware, software and/or combinations of hardware and software) embodying the claimed invention of the Licensed Patent (hereinafter "Systems") for its own use; and (ii) a non-exclusive right

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         and license to allow others ("End-Users") to make use of and/or to otherwise access (but not to copy, download, disseminate or otherwise obtain or appropriate) such Systems through Licensee's Internet Web Site ("Web Site Use rights"). As used herein, the term Web Site shall mean a computer-based resource, including the hardware and/or software thereof, which can be reached by other computers or network-capable appliances over one or more computer networks using a Uniform Resource Locator (URL) and a Web Browser or similar application, or by other such means. It is expressly understood and agreed between Licensor and Licensee that (i) Licensee may deploy Systems [*] that may be physically separate from Licensee's address noted above, (ii) Licensor reserves the exclusive right to grant further licenses to other users of Systems of the Licensed Patent, and (iii) third parties acquire no license or other rights to make or sell Systems under this Agreement.

                  B. Licensee shall not have the right to grant any sub-license or other rights to third parties, other than the Web Site Use rights specified above, under the rights granted to it by this Agreement.

                  C. Licensor hereby releases, acquits and forever discharges Licensee; its subsidiaries and affiliated companies; its successors in interest; its sales representatives, distributors and customer including End-Users (collectively referred to as "the Released Entities"); and each of the Released Entities' respective owners, agents, representatives, attorneys, employees, officers, directors, and stockholders from and against any and all claims, demands, causes of action or liabilities of any kind, character or nature whatsoever, for past and/or present infringements of the Licensed Patent arising out of the offering for sale, making, having made, using, selling or importing of Systems. The purpose and intent of this release is to ensure that Licensee, its various representatives, distributors and customers are immune from suit for any past and/or present infringement, including any claims of direct infringement, contributory infringement and/or inducement of infringement by others, of the License Patent arising out of the offering for sale, making, having made, using, selling or importing of Systems and/or parts thereof.



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         Article II - Compensation

                  A. As consideration for the license granted herein and during the Term of this Agreement, Licensee agrees to pay Licensor [*] (the "License Fee") to be paid as follows:

                  1. [*] within ten (10) days after the effective date of this
                     Agreement;

                  2. [*] by January 2, 2001; and

                  3. [*] by January 2, 2002.

                  B. The payments of the Licensee Fee shall be made even in the event that there is a finding by a court of competent jurisdiction, that one or more claims of the Licensed Patent is/are invalid and such a finding shall not terminate, or give rise to any rights by Licensee to terminate, this Agreement. Licensee agrees that it will not challenge the validity or enforceability of the '829 Patent.

         Article III - Other Licensees

                  A. From the effective date of this Agreement until the expiration of the '829 Patent, Licensor agrees that it will not, except upon consent of the Licensee in writing, license the Licensed Patent to other e-commerce printing entities [*] on more favorable terms than those agreed to between the parties concerning the Licensed Patent. [*].

         Article IV - Warranties and Obligations

                  A. Licensor warrants that, at the time of the execution of this Agreement, it has the legal right and power to grant to Licensee the rights granted under this Agreement.


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                  B. Licensor warrants that it has not granted any rights or made any commitments relative to the granting of any rights, which are inconsistent with the rights granted to Licensee under this Agreement.

                  C. Licensor makes no other representations or warranties, express or implied, and does not assume any liability with respect to infringement of patents or other rights of third parties due to Licensee's operation under the license granted herein.

                  D. Licensor shall have no obligation to enforce the Licensed Patent against any third party or to defend any action or suit which challenges the validity of the Licensed Patent. Licensee shall have no right to enforce the Licensed Patent against any third party.


                  E. The Parties agree to take reasonable steps to ensure the confidentiality of the terms of this Agreement and, accordingly, any release of information relating to this Agreement must be reviewed and approved in advance by each of the Parties, except that copies of this Agreement may be made available to government agencies in compliance with regulations thereof requiring the disclosure of material agreements. Neither party shall be liable for disclosure of the terms of this Agreement if made in response to a valid order of a court or authorized agency of government; provided that ten (10) days' notice first be given to the other part so a protective order, if appropriate, may be sought by such party. Furthermore, either party may disclose, in confidence, the terms of this Agreement to its financial consultants, tax planners and/or advisors, attorneys, underwriters, and/or third parties under an obligation to the disclosing party to preserve the secrecy of the disclosing party's confidential information, without the consent of the other party. Anything to the contrary notwithstanding, Licensor may disclose the terms of this Agreement under suitable confidentiality terms in connection with further licensing of the Licensed Patent.

                  F. The Parties shall cooperate in reasonable efforts to publicize the '829 Patent through the joint dissemination of a press release in a form substantially similar to that attached hereto within sixty (60) days of the Effective Date. Nothing herein shall preclude further announcements by the Parties.



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         Article V - Marking

                  Licensee shall mark and prominently display the legend "U.S. Patent 4,839,829" on all literature, users manuals and documentation produced that promotes the system under the Licensed Patent and on all web sites that promote or feature the system of the License Patent. Furthermore, Licensee must prominently list the Licensed Patent as licensed from Henry B. Freedman and must prominently list the web site and telephone number of Henry B. Freedman as the owner of the Licensed Patent on Licensee's Internet web site.

         Article V - Term and Termination

                  A. Unless sooner terminated as provided below, this Agreement shall remain in effect until the expiration of the last to expire of the Licensed Patent (the Term).

                  B. If Licensee, at any time, defaults in any payments due hereunder or breaches any material term of this Agreement, Licensor shall have the right to give notice of such default or breach to Licensee, in writing, and, if the default is not cured within thirty
         (30) days after receipt of the notice, Licensor, at its option, may immediately terminate this Agreement and license granted herein by giving written notice of termination to Licensee.

         Article VI - Administration

                  A. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by Licensor and its successors in interest and assigns. This Agreement and the rights granted hereunder are personal to Licensee and Licensee may not sell, pledge, assign or transfer this Agreement and the rights granted hereunder nor delegate any duties or obligations hereunder, without the written consent of the Licensor, except that a change of ownership or control of Licensee (whether by merger, operation of law, a sale of all or substantially all of the assets of Licensee or otherwise) shall not be deemed an impermissible assignment of this Agreement. Licensee agrees to promptly notify Licensor of any change of ownership or control of Licensee. For purposes of this Article VII, a change in ownership or control with respect to Licensee means a transaction resulting in (i) the sale, disposition or other transfer of greater than fifty percent (50%) of


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         the outstanding voting securities of Licensee by the current stockholders of Licensee other than by way of merger, acquisition or operation of law; (ii) a sale of all or substantially all of the assets of Licensee; or (iii) the acquisition of the beneficial ownership (as determined with reference to Rule l3d-3 of the General Rules and Regulations of the Securities Exchange Act of 1934, as amended, in effect on the date of this Agreement) of greater than fifty percent (50%) of the outstanding voting securities of Licensee.

                  B. This Agreement shall be construed, interpreted and applied in accordance with the law of Virginia, without regard to that State's body of law regarding conflicts of law.

                  C. The Parties agree that if in the event any either party shall need to pursue its rights under this Agreement and license in a court of competent jurisdiction, the court shall award to the prevailing party its cost involved in pursuing the dispute, including attorneys' fees, and such award shall be paid by the other party.

                  D. In the event that any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable or invalid, the Parties hereto agree that such provision found to be unenforceable or invalid shall be enforced to the full extent permitted and, in any event, all other provisions of this Agreement shall remain valid and enforceable as if the unenforceable or invalid portion had never been made a part hereof. Furthermore, no damages for any act of infringement of the Licensed Patent by Licensee or any of the Released Entities shall accrue from the Effective Date.

                  E. All notices required to be provided for by the terms of this Agreement shall be given in writing and shall be deemed to have been duly given if addressed and sent by registered or certified mail, return receipt requested, with the postage prepaid, or by overnight courier services to the address of such party as set forth above or to such other address as either party may, by written notice, appoint for that purpose with a copy to counsel for each party. Counsel are as follows:
                        Licensor:

                        Ronald L. Panitch, Esquire
                        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        One Commerce Square
                        2005 Market Street, 22nd Floor


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                        Philadelphia, PA 19103
                        Telephone (215) 965-1300

                        Licensee:


                  F. With respect to the subject matter of this Agreement, the foregoing constitutes the entire and only understanding between the Parties, and this Agreement supersedes any prior or collateral agreements or understandings between the Parties with respect to the subject matter thereof. No terms, conditions or statements purporting to modify, vary or waive the terms of this Agreement shall be effective unless made in writing and signed by the Parties hereto. This Agreement is the product of an arms-length negotiation between the Parties, with each of the Parties being represented by legal counsel of their choice. Nothing in this Agreement and the negotiations leading to its consummation shall be construed as offering any tax-related advice to either of the Parties by the other party.

                  IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by its authorized representatives.


                                               Henry B. Freedman


Date:   3-9-2000                               /s/ Henry B. Freedman
        --------                               -----------------------------

                                               printCafe, Inc.


Date:   3/9/00                                 BY:   /s/ Marc Olin
        ------                                      ------------------------
                                                     NAME: Marc Olin
                                                           -----------------
                                                     TITLE: President
                                                            ----------------

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